Independent auditors' consent
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The board and shareholders
AXP New Dimensions Fund, Inc.:
  AXP Growth Dimensions Fund
  AXP New Dimensions Fund

The board of trustees and unitholders Growth Trust:
   Growth Trends Portfolio

We consent to the use of our reports incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.



/s/ KPMG LLP
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    KPMG LLP
    Minneapolis, Minnesota
    September 7, 2001